Exhibit 5.3

May 12, 2014

Fibria Celulose S.A.

Alameda Santos, 1357 — 6th floor

01419-908 São Paulo — SP

Brazil

Fibria Overseas Finance Ltd.

190 Elgin Avenue, George Town

Grand Cayman KY1-9005

Cayman Islands

Ladies and Gentlemen:

We have acted as United States counsel to Fibria Celulose S.A., a corporation (sociedade por ações) organized under the laws of Brazil (“Fibria”), and Fibria Overseas Finance Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), in connection with the Company’s offering pursuant to a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 1, 2014 (File No. 333-195610) as amended as of its most recent effective date (the “Registration Statement”), of US$600,000,000 aggregate principal amount of 5.250% Notes due 2024 (the “Notes”) to be issued under an indenture dated as of May 12, 2014 (the “Base Indenture”) between the Company, Fibria and Deutsche Bank Trust Company Americas (the “Trustee”), as supplemented by a supplemental indenture dated as of May 12, 2014 between the Company, Fibria and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). Pursuant to the Indenture, Fibria will unconditionally guarantee the Company’s obligations under the Notes (the “Guarantee,” and together with the Notes, the “Securities”). Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the Indenture.

In so acting, we have examined certificates of public officials and certificates of officers of the Company and Fibria, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company and Fibria, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth, including, without limitation, the following:

(a)                     the Registration Statement and the documents incorporated by reference therein;

(b)                     the prospectus included in the Registration Statement as of its most recent effective date (the “Base Prospectus”);

(c)                      the prospectus supplement dated May 7, 2014 filed with the Commission (together with the Base Prospectus, the “Prospectus”);

(d)                     the Indenture, including the forms of the Notes included therein; and

(e)                      the underwriting agreement dated May 7, 2014  (the “Underwriting Agreement”) between the Company, Fibria, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Banco Votorantim S.A., Nassau Branch (collectively, the “Underwriters”).

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as electronic, facsimile, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact relevant to the opinions expressed herein, we (a) have assumed and have not independently established or verified, the accuracy of (i) certificates of governmental officials that we have reviewed, and (ii) certificates and oral or written statements and other information of or from representatives of the Company and Fibria, and (b) assume compliance on the part of all parties to the Indenture with their covenants and agreements contained therein.

In rendering the opinions expressed below, we have also assumed that:

(i)                         each of the parties to the Indenture is duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization and has the corporate power and authority to execute, deliver and perform its obligations under the Indenture and the Notes issued under the Indenture;

(ii)                      the execution and delivery of the Indenture has been duly authorized by all parties thereto;

(iii)                   all signatories to the Indenture and the Notes have been duly authorized to execute the Indenture;

(iv)                  all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under all applicable laws (other than, and only as to, the Company and Fibria, the laws of the State of New York and the federal laws of the United States) for the execution, delivery and performance of the Indenture and the Notes have been obtained or effected and are in full force and effect;

(v)                     the execution, delivery and performance by each of the Company and Fibria of the Indenture and the Notes, as applicable, does not (x) contravene their bylaws or similar organizational documents or (y) violate, or require any consent not obtained under, any agreement or instrument applicable to or binding upon the Company or Fibria;

(vi)                  the Indenture has been duly authorized, executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of, all of the parties thereto under all applicable law (except to the extent set forth in the opinions below as to the Company and Fibria with regard to the laws of the State of New York and the federal laws of the United States);

(vii)               all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under all applicable laws for the execution, delivery and performance of the Indenture and the Notes has been obtained or effected and are in full force and effect;

(viii)            the Notes, when executed and delivered by the Company and authenticated and delivered by the Trustee in accordance with the terms of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute the legal, valid, binding and enforceable obligations of the Company under all applicable law (except to the extent set forth in the opinions below as to the Company with regard to the laws of the State of New York);

(ix)                  the Guarantee, upon the execution, delivery and authentication of the Notes in accordance with the terms of the Indenture and the delivery of and payment for the Notes by the Underwriters, will constitute the legal, valid, binding and enforceable obligations of Fibria under all applicable law (except to the extent set forth in the opinions below as to Fibria with regard to the laws of the State of New York)

(x)                     the execution, delivery and performance by the Company and Fibria of the Indenture and the Notes are governed by the laws of the State of New York or the federal laws of the United States;

(xi)                  with respect to each party to the Indenture, each such party is in compliance with all applicable laws and regulations pertaining to the regulation of banks, trustees, fiduciaries or other financial institutions or affiliates of any thereof; and

(xii)               the offering and sale of the Notes is made in the manner contemplated in the Prospectus and the Underwriting Agreement.

Based upon and subject to the foregoing and subject also to the qualifications and limitations set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that the Securities have been duly executed and delivered and are valid, binding and enforceable obligations of the Company and Fibria entitled to the benefits of the Indenture.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company or Fibria, (i) we have assumed that the Company, Fibria and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Company and Fibria regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions of the type contemplated in the Indenture and the Notes), (ii) such opinion is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether enforcement is sought in equity or at law), (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights, and (iv) insofar as any obligation under the Indenture and the Notes is required to be performed in any jurisdiction outside the United States of America, such performance will not be ineffective or illegal under the laws of such jurisdiction.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Indenture or the Notes relating to indemnification, contribution or exculpation in connection with (i) violations of federal or state securities laws, (ii) violations of any public policy or (iii) liability for the indemnified or exculpated party’s own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

We express no opinion as to (i) Section 1.15 of the Base Indenture, to the extent that such provision purports to confer the subject matter jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York to adjudicate any controversy related to such document, (ii) the enforceability of the waiver of inconvenient forum set forth in Section 1.15 of the Base Indenture with respect to proceedings in any New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York insofar as a court may consider an objection that such court is an inconvenient forum and (iii) the choice of governing law to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than a New York state or U.S. federal court sitting in the Borough of Manhattan, The City of New York and applying the law of the state of New York.

In addition, we note that the waiver of defenses relating to the Guarantee in Article XII of the Base Indenture may be ineffective to the extent that any such defense involves a matter of public policy in New York (such as reflected in New York’s anti-champerty statute).

We do not express or purport to express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States. Accordingly, as to all matters governed by the laws of Brazil or the Cayman Islands involved in our opinions and the other matters set forth above, we have relied, without independent investigation, upon the opinion of the law firms of Pinheiro Guimarães—Advogados and Walkers, respectively, dated the date hereof, which opinions are being delivered to you concurrently herewith.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements thereto related to the offering of the Notes under the headings “Legal Matters” and “Validity of Securities,” as applicable, as counsel for the Company and Fibria who have passed on the validity of the Notes. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,

/s/White & Case LLP

DEB: DUN: BAJ